EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-89772 and No. 333-111047) pertaining to the Boston Scientific Corporation 401(k) Retirement Savings Plan of our report dated June 26, 2009, with respect to the financial statements and schedule of the Boston Scientific Corporation 401(k) Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2008.

June 26, 2009